Exhibit 1

Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017-1216 Tel (212) 832-3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

(212) 446-9168

COHEN & STEERS REPORTS FIRST QUARTER 2008 RESULTS

NEW YORK, NY, April 23, 2008—Cohen & Steers, Inc. (NYSE: CNS) reported net income of $13.0 million, or $0.31 per share (diluted and basic), for the quarter ended March 31, 2008, compared with net income of $22.3 million, or $0.52 per diluted share and $0.53 per basic share, for the quarter ended March 31, 2007. Total revenue for the first quarter of 2008 was $53.6 million, a decrease of 30.1% from $76.8 million in the first quarter of 2007. The decline in revenue and net income was primarily attributable to lower investment banking fees and lower average assets under management.

Assets Under Management

Assets under management were $28.6 billion at March 31, 2008, a decrease of 4.1% from $29.8 billion at December 31, 2007 and a decrease of 14.8% from $33.6 billion at March 31, 2007. The decrease from December 31, 2007 was due to net outflows of $526 million and market depreciation of $690 million.

At March 31, 2008, U.S. REIT common stocks comprised 46% of total assets, compared with 53% at March 31, 2007. Non-U.S. investors held approximately 21% of the assets managed by the company at March 31, 2008, compared with 16% at March 31, 2007.

Recent Developments

“We have made substantial progress toward achieving our goal of offering alternative investment products,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. The move into alternatives included the addition of the following key personnel:

•

Todd Voigt as portfolio manager for the company’s hedged real estate securities portfolios, including its long-short global real estate securities strategy. The company’s first long-short global real estate securities fund was launched on March 31, 2008.

•

A team, led by Stephen Coyle, to manage the company’s private global real estate fund of funds, which will invest in commercial real estate through institutional, value added and opportunistic private real estate funds. The team’s objective will be to deliver customized solutions to the growing global multi-manager marketplace.

•	Christopher Henderson as head of marketing for alternative investment products.

Other recent developments included:

•

Cohen & Steers Realty Shares, Inc. received a Lipper Performance Achievement Certificate for being ranked first out of six funds in the Lipper Real Estate Funds category for the 15 year period ending December 31, 2007.

•	Working with ALPS Distributors, Inc. to launch Cohen & Steers Global Realty Majors ETF, an exchange-traded fund currently in registration with the Securities and Exchange Commission.

•	Expanding the investment mandate for Cohen & Steers Utility Fund, Inc. to include global listed infrastructure securities, and changing its name to Cohen & Steers Global Infrastructure Fund, Inc.

•	Evaluating a range of alternatives to potentially diversify and lower the cost of capital for the company’s closed-end funds that utilize leverage.

Asset Management Segment

Total revenue for the asset management segment was $53.6 million for the three months ended March 31, 2008, a decrease of 12.2% from $61.0 million for the first quarter of 2007. Pretax income was $22.1 million for the three months ended March 31, 2008, a decrease of 17.5% from $26.8 million for the first quarter of 2007.

Assets under management were $28.6 billion at March 31, 2008, a decrease of 14.8% from $33.6 billion at March 31, 2007. The decrease was a result of market depreciation of $7.0 billion partially offset by net inflows of $2.0 billion.

The company recorded net outflows of $243 million from open-end mutual funds during the quarter ended March 31, 2008. Outflows of $1.1 billion were partially offset by inflows of $888 million.

Institutional separate accounts had net outflows of $283 million during the quarter ended March 31, 2008. Outflows of $600 million were partially offset by inflows of $317 million.

Investment Banking Segment

Total revenue for the investment banking segment was $51,000 for the quarter ended March 31, 2008, compared with $15.7 million for the quarter ended March 31, 2007. Pretax loss was $1.5 million for the three months ended March 31, 2008, compared with pretax income of $9.2 million for the first quarter of 2007. Revenue from investment banking activity is dependent on the completion of transactions, the timing of which cannot be predicted.

Balance Sheet Information

As of March 31, 2008, cash, cash equivalents and marketable securities available for sale were $180 million. As of March 31, 2008, stockholders’ equity was $272 million and the company had no long-term or short-term debt.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, April 24, 2008 at 11:00 a.m. (ET) to discuss the Company’s first quarter results. Investors and analysts can access the live conference call by dialing (866) 672-2663 (U.S.) and (973) 582-2772 (international); passcode: 43730119. Participants should plan to register at least 10 minutes before the conference call begins.

A replay of the call will be available for two weeks starting at approximately 2:00 p.m. (ET) on April 24, 2008 and can be accessed at (800) 642-1687 (U.S.) and (706) 645-9291 (international); passcode: 43730119. Internet access to the Web cast, which includes audio (listen-only), will be available on the Company’s Web site at www.cohenandsteers.com under “Corporate Info.” The Web cast will be archived on the Web site for two weeks.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. and international real estate securities, preferred securities, utilities and listed infrastructure securities, and large cap value stocks. Headquartered in New York City with offices in Brussels, Hong Kong, London and Seattle, the company serves individual and institutional investors through open-end mutual funds, closed-end mutual funds and institutional separate accounts.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section

21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2007, which is accessible on the Securities and Exchange Commission’s website at www.sec.gov and on the company’s Web site at www.cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Performance Notes

Cohen & Steers Realty Shares, Inc. Lipper, an expert in fund research and evaluation, rates funds against their peers according to performance measures. Lipper’s Performance Achievement Certificates are awarded to funds with returns that rank first in their Lipper category over one or more time periods: one, five, 10 or 15-year (depending on universe). Certificates are awarded for all Lipper Classifications and for the overall fund universe. Open-end funds, closed-end funds and variable underlying products are considered for awards. Awards are based upon cumulative total return.

For periods ended December 31, 2007, Lipper ranked the fund as follows within the Real Estate Funds category: 263 out of 309 funds for the one-year period; 31 out of 158 funds for the five-year period; 19 out of 64 funds for the ten-year period; and 1 out of 6 funds for the fifteen-year period.

Investors are cautioned that some peer groups are inherently more volatile than others, and even top rated Lipper funds in the most volatile groups may not be well suited to shorter-term goals or less risk-tolerant investors.

Because the fund concentrates its investments in real estate securities, there are special risks associated with investing in the fund. These include falling property values due to increasing vacancies or declining rents resulting from economic, legal, or technological developments. As a non-diversified fund, the fund may be subject to greater risk of loss than a more diversified portfolio. The fund’s expense ratio is currently 0.96%.

Average annual returns as of 12/31/07

Period	Cohen & Steers Realty Shares	NAREIT Equity REIT Index	S&P 500 Index
1 Year	-18.77%	-17.37%	-5.08%
5 Years	20.00%	18.33%	11.32%
10 Years	11.38%	10.69%	3.51%
15 Years	12.38%	11.66%	9.46%
Since Inception (7/21/91)	14.05%	13.29%	9.99%

Performance data quoted represent past performance, which is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns for the fund, current to the most recent month-end, can be obtained by visiting www.cohenandsteers.com. The performance data quoted include change in net asset value and reinvestment of dividends and capital gains.

The fund seeks maximum total return through both current income and capital appreciation by investing in real estate securities, primarily real estate investment trusts, which are commonly referred to as REITs. Additional information about the fund, or any of the company’s open or closed-end funds, can be found at the company’s Web site, www.cohenandsteers.com.

Cohen & Steers Global Realty Majors ETF. A registration statement (prospectus) for this fund has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Information contained therein regarding the fund is subject to completion or amendment. This information shall not constitute an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. This information, as well as other information about the fund, is described in the prospectus. Please call (866) 513-5856 for a prospectus, which should be read carefully before investing. Cohen & Steers Global Realty Majors ETF is distributed by ALPS Distributors, Inc.

Cohen & Steers Global Infrastructure Fund, Inc. Please consider the investment objectives, risks, charges and expenses of a fund carefully before investing. This and other information about the fund is included in the prospectus. Please read the prospectus carefully before investing. Call 1-800-330-7848 or visit cohenandsteers.com for a prospectus. Cohen & Steers Securities, LLC is the distributor of the Cohen & Steers open-end mutual funds.

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Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Three Months Ended			% Change From
	March 31, 2008	December 31, 2007	March 31, 2007	December 31, 2007	March 31, 2007
Revenue
Investment advisory and administration fees	$46,643	$54,115	$52,156
Distribution and service fees	5,374	6,941	6,380
Portfolio consulting and other	1,570	2,004	2,485
Investment banking fees	51	3,827	15,746

Total revenue	53,638	66,887	76,767	(19.8%)	(30.1%)

Expenses
Employee compensation and benefits	17,432	17,647	22,262
Distribution and service fees	6,622	7,566	9,267
General and administrative	8,031	9,770	7,271
Depreciation and amortization	1,106	1,821	1,671
Amortization, deferred commissions	1,996	2,781	2,070

Total expenses	35,187	39,585	42,541	(11.1%)	(17.3%)

Operating income	18,451	27,302	34,226	(32.4%)	(46.1%)

Non-operating income
Interest and dividend income	1,787	2,666	1,657
Gain from sale of marketable securities	56	100	195
Foreign currency transaction gain (loss)	355	88	(76)

Total non-operating income	2,198	2,854	1,776	(23.0%)	23.8%

Income before provision for income taxes	20,649	30,156	36,002	(31.5%)	(42.6%)
Provision for income taxes	7,649	11,459	13,686

Net income	$13,000	$18,697	$22,316	(30.5%)	(41.7%)

Earnings per share
Basic	$0.31	$0.45	$0.53	(30.5%)	(41.6%)

Diluted	$0.31	$0.44	$0.52	(29.8%)	(40.8%)

Weighted average shares outstanding
Basic	41,903	41,864	41,983

Diluted	42,134	42,566	42,828

Cohen & Steers, Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ended

(in thousands)

	Three Months Ended			% Change From
	March 31, 2008	December 31, 2007	March 31, 2007	December 31, 2007	March 31, 2007
Asset Management
Total revenue	$53,587	$63,060	$61,021	(15.0%)	(12.2%)
Total expenses	(33,450)	(36,188)	(35,674)	(7.6%)	(6.2%)
Net non-operating income	2,009	2,438	1,489	(17.6%)	34.9%

Income before provision for income taxes	$22,146	$29,310	$26,836	(24.4%)	(17.5%)

Investment Banking
Total revenue	$51	$3,827	$15,746	(98.7%)	(99.7%)
Total expenses	(1,737)	(3,397)	(6,867)	(48.9%)	(74.7%)
Net non-operating income	189	416	287	(54.6%)	(34.1%)

(Loss) income before provision for income taxes	$(1,497)	$846	$9,166	*	*

Total
Total revenue	$53,638	$66,887	$76,767	(19.8%)	(30.1%)
Total expenses	(35,187)	(39,585)	(42,541)	(11.1%)	(17.3%)
Net non-operating income	2,198	2,854	1,776	(23.0%)	23.8%

Income before provision for income taxes	$20,649	$30,156	$36,002	(31.5%)	(42.6%)

*	Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Three Months Ended			% Change From
	March 31, 2008	December 31, 2007	March 31, 2007	December 31, 2007	March 31, 2007
Closed-End Mutual Funds
Assets under management, beginning of period	$10,274	$11,371	$11,391

Inflows	—	89	202
Market (depreciation) appreciation	(550)	(1,186)	149

Total (decrease) increase	(550)	(1,097)	351

Assets under management, end of period	$9,724	$10,274	$11,742	(5.4%)	(17.2%)

Open-End Mutual Funds
Assets under management, beginning of period	$8,900	$10,842	$9,575

Inflows	888	919	2,366
Outflows	(1,131)	(1,370)	(792)

Net (outflows) inflows	(243)	(451)	1,574
Market (depreciation) appreciation	(225)	(1,491)	331

Total (decrease) increase	(468)	(1,942)	1,905

Assets under management, end of period	$8,432	$8,900	$11,480	(5.3%)	(26.6%)

Institutional Separate Accounts
Assets under management, beginning of period	$10,612	$12,510	$8,930

Inflows	317	384	1,658
Outflows	(600)	(732)	(559)

Net (outflows) inflows	(283)	(348)	1,099
Market appreciation (depreciation)	85	(1,550)	301

Total (decrease) increase	(198)	(1,898)	1,400

Assets under management, end of period	$10,414	$10,612	$10,330	(1.9%)	0.8%

Total
Assets under management, beginning of period	$29,786	$34,723	$29,896

Inflows	1,205	1,392	4,226
Outflows	(1,731)	(2,102)	(1,351)

Net (outflows) inflows	(526)	(710)	2,875
Market (depreciation) appreciation	(690)	(4,227)	781

Total (decrease) increase	(1,216)	(4,937)	3,656

Assets under management, end of period	$28,570	$29,786	$33,552	(4.1%)	(14.8%)